UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 443-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 30, 2009, Flowserve Corporation, a New York corporation (the “Company”), Flowserve B.V. and certain other foreign subsidiaries of the Company entered into a Letter of Credit Agreement with Calyon, as an issuing bank, mandated lead arranger and administrative agent, and the other financial institutions named therein (the “Agreement”). Pursuant to the Agreement, the lenders commit for a 364-day period to issue letters of credit to the Company and its subsidiaries in an aggregate face amount not to exceed €125,000,000 at any time, with an initial commitment of €125,000,000. The Agreement replaces the Company’s existing Letter of Credit Agreement (the “Existing LOC”), under which Calyon is an issuing bank, that was originally entered into in September 2007 and is expiring on November 9, 2009.
The initial commitment includes commitments of Calyon and other issuing banks currently existing under the Existing LOC, and these commitments will remain outstanding under the terms of the Agreement and will be permitted to expire pursuant to their terms. New commitments from Calyon and other banks will be made under the Agreement to replace the Existing LOC commitments as they expire.
Under the Agreement, the Company will pay an annual commitment fee of 40 basis points on the aggregate unutilized commitments of the issuing banks, and the Company will pay a letter of credit utilization fee at a rate of 135 basis points per annum. As of October 30, 2009, the Company’s annual fees equaled 1.35%.
The aggregate commitment of the facility may be decreased by the Company so long as it equals or exceeds the aggregate face amount of all letters of credit and any disbursements outstanding at the time. The Company will guarantee any and all obligations and liabilities of its subsidiaries and itself under the Agreement for any issued letter of credit or related disbursement by a lender.
The Company may request extensions of the availability period of the Agreement for additional 364-day periods upon 45 days notice to Calyon.
The above discussion of the Agreement is a summary description and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Credit Agreement, dated October 30, 2009, among Flowserve Corporation, Flowserve B.V. and other subsidiaries of the Company party thereto, Calyon, as Mandated Lead Arranger, Administrative Agent and an Issuing Bank, and the other financial institutions party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: November 5, 2009	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter of Credit Agreement, dated October 30, 2009, among Flowserve Corporation, Flowserve B.V. and other subsidiaries of the Company party thereto, Calyon, as Mandated Lead Arranger, Administrative Agent and an Issuing Bank, and the other financial institutions party thereto.